UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022

AVRA MEDICAL ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-216054	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3259 Progress Drive Orlando, Florida	32826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 956-2250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “AVRA,” “the Company,” “we,” “us” and “our” refer to Avra Medical Robotics, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement and the Merger

On November 7, 2022, AVRA entered into a definitive Merger Agreement (the “Merger Agreement”), by and among AVRA, AVRA-SSI Merger Corporation, a Delaware corporation and wholly-owned subsidiary of AVRA (“Merger Sub”), CardioVentures, Inc., a Delaware corporation (“SSI - DE”) Dr. Sudhir Srivastava (“Dr. Srivastava”), who, through his holding company, owns a controlling interest in SSI-DE.

SSI-DE, through a subsidiary, owns a controlling interest in Sudhir Srivastava Innovations Pvt. Ltd., an Indian private limited company (“SSI - India”). Based in Haryana, India, SSI-India is engaged in the development, commercialization, manufacturing and sale of medical and surgical robotic systems utilizing patents, trademarks and other intellectual property held by Dr. Srivastava (the “SSI Intellectual Property”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into SSI – DE (the “Merger”). In the Merger, holders of the outstanding shares of common stock of SSI – DE at closing (including certain parties providing Interim Financing as described below), will receive in exchange for their SSI – DE shares, such number of shares of AVRA common stock as will result in such holders owning 95% of the outstanding post-Merger shares of AVRA common stock, with the current shareholders of AVRA owning 5% of the outstanding post-Merger shares of AVRA common stock.

In addition to the foregoing, upon completion of the Merger, the holders of SSI – DE common stock will receive, pro rata, shares of newly designated Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”).

The Series A Preferred Shares will vote together with Shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle the holders of the Series A Preferred Shares to exercise 51.0% of the total voting power of the Company. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares are automatically redeemable by the Company for nominal consideration at such time as the holder owns less than 50% of the shares of AVRA common stock received in the Merger.

Concurrent with consummation of the Merger, Dr. Srivastava will assign the SSI Intellectual Property to AVRA or a subsidiary of AVRA. Moreover, the current directors and executive officers will resign, other than Barry Cohen, who will continue as a director and in a new executive capacity, and the designees of the SSI – DE stockholders will be appointed to AVRA’s board of directors and management. Post – Merger, AVRA intends to focus a significant part of its efforts on expanding and further developing the business of SSI-India, which will be an indirect majority-owned subsidiary of AVRA.

In addition to customary closing conditions, consummation of the Merger is subject to the following conditions to be satisfied or waived by SSI – DE and Dr. Srivastava at or prior to consummation of the Merger:

●	AVRA shall have changed its corporate name to “SS Innovations, Inc.;”

●	AVRA shall have implemented a one for ten reverse stock split; and

●	AVRA shall have increased its authorized common stock to 250,000,000 shares.

The Merger Agreement, the Merger and the above corporate actions have been approved by AVRA’s board of directors and majority stockholders. They are subject to the filing with and processing of an Issuer Company – Related Action Notification Form with the Financial Industry Regulatory Authority and the filing of appropriate amendments to our Articles of Incorporation with the Florida Secretary of State.

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The above summary of the Merger Agreement and the Merger is qualified in its entirety by reference to the definitive Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Report and which is incorporated herein by reference.

Interim Financing

Pending negotiation and execution of the Merger Agreement and consummation of the Merger, we advanced SSI – DE and its affiliates, the amount of $1,440,000 as of the date of this Report (the “Interim Financing”). The Interim Financing is evidenced by one-year promissory notes made in favor of the Company by SSI-DE and its affiliates, including Dr. Srivastava, jointly and severally (the “SSI Notes”). Interest on the SSI Notes accrue at the rate of 7% per annum, payable together with the principal amount at maturity. The SSI Notes have an original issue discount of 10%. If the SSI Notes are not repaid in full on or at maturity, they will automatically convert into a percentage equity interest in SSI-DE determined by dividing the principal amount of accrued interest on the SSI Notes divided by $100 million. The SSI Notes contain customary default provisions and other typical terms and conditions.

Prior to consummation of the Merger, we may make additional advances to SSI – DE and its affiliates of up to an aggregate principal amount of $5,000,000 of Interim Financing, evidenced by additional SSI Notes. These SSI Notes will be substantially similar in form and substance to the initial SSI Notes, provided, however, that SSI Notes issued in excess of an aggregate principal amount of $2,000,000, will have an original issue discount of 6% as opposed to 10%, and the valuation for determining conversion will be $250 million as opposed to $100 million.

In order to fund the Interim Financing, the Company offered and sold to three accredited investors, $1,000,000, $100,000 and $500,000 in principal amount of one-year convertible promissory notes (the “Convertible Notes”). The Convertible Notes will have the same interest rate and payment terms as the SSI Notes and otherwise be substantially similar to the SSI Notes, provided, however, that the Convertible Notes do not have an original issue discount. Further, upon consummation of the Merger (if and when it is consummated) the Convertible Notes will automatically convert into a number of shares of AVRA common stock determined by dividing the principal amount of the Convertible Notes by $100 million and multiplying such number expressed as a percentage by the number of AVRA shares of common stock issued to the stockholders of SSI-DE upon consummation of the Merger. The Company may offer and sell up to an aggregate principal amount of $5,000,000 in Convertible Notes in order to fund the Interim Financing

The Convertible Notes were issued in private transactions pursuant to the exemptions from registration under Section 4(a)2 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Pending the Merger, each of AVRA and SSI–DE and its affiliates may seek to secure additional equity or debt financing, including, without limitation, further Interim Financing.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Report is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2022	AVRA MEDICAL ROBOTICS, INC.

	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer

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